UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to  240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                                           FOR IMMEDIATE RELEASE

           CLEAN DIESEL REFUSES TO COMPLY WITH DELAWARE CORPORATE LAW

Bridgeport, CT - (October 5, 2010) - The Committee to Restore Stockholder Value and Integrity for Clean Diesel (the "Committee") today announced that it received a letter from Clean Diesel in which the Committee was advised that Clean Diesel simply refuses to honor Section 220 of the Delaware General Corporation Law and the company's own bylaws by its refusal to provide the Committee with a stockholder list and other requested stockholder materials. Clean Diesel had also previously refused to schedule a Special Meeting as demanded by the Committee to permit Clean Diesel stockholders to remove the existing board and elect the Committee's slate of independent directors.

The Committee has demanded compliance by Clean Diesel within 24 hours. In the event the company fails to comply with this further demand, the Committee will seek redress from the US Securities and Exchange Commission as well as appropriate Delaware courts. The Committee regrets that Clean Diesel has forced stockholders onto this path, which will end up costing Clean Diesel stockholders unnecessarily.

The Committee believes Clean Diesel stockholders are entitled to choose who should run their company and eliminate further conflicts of interest and neglect of fiduciary duties by the existing board. The Committee's demands and actions on behalf of Clean Diesel stockholders are intended to advance the best interests of stockholders.

THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL IS PROVIDING THE FOREGOING INFORMATION TO STOCKHOLDERS PRIOR TO FILING OF A DEFINITIVE PROXY STATEMENT PURSUANT TO RULE 14A-12. WE ARE NOT CURRENTLY ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY AT THIS TIME.

INFORMATION WITH RESPECT TO THE IDENTITY OF THE MEMBERS OF THE COMMITTEE WHO PARTICIPATE IN THE SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, CAN BE FOUND ON THE WEBSITE OF THE COMMITTEE AT WWW.RESTORECLEANDIESEL.COM.
   ---------------------------

THE COMMITTEE'S DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ PRIOR TO DELIVERING ANY PROXY. ONCE FILED, THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIALS MAY BE VIEWED FOR FREE AT http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000949428
------------------------------------------------------------------------

For additional information, please contact The Committee to Restore Stockholder Value and Integrity for Clean Diesel, via the Chairman, Andrew Merz Hanson: info@restorecleandiesel.com.
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